Exhibit 99.1

20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager (405) 552-4526

Media contact:	Brian Engel (405) 228-7750
DEVON ENERGY NET EARNINGS UP 44 PERCENT TO $744 MILLION
IN THIRD QUARTER 2005
OKLAHOMA CITY — November 2, 2005 — Devon Energy Corporation (NYSE:DVN) today reported net earnings for the quarter ended September 30, 2005, of $744 million, or a record $1.66 per common share ($1.63 per diluted common share). This is 44 percent above Devon’s third quarter 2004 net earnings of $517 million, or $1.06 per common share ($1.03 per diluted common share). Per-share amounts reflect a two-for-one stock split completed in November 2004.
     The $744 million of net earnings Devon reported in the third quarter of 2005 is after a net reduction for items that securities analysts typically exclude from their published estimates. Collectively, these items reduced Devon’s reported net earnings in the third quarter of 2005 by $108 million, or 24 cents per diluted share. The most significant of these items, changes in the fair value of derivative financial instruments, reduced third quarter 2005 net earnings by $134 million pre-tax ($86 million after tax). Third quarter 2005 net earnings were also reduced by $51 million pre-tax ($34 million after tax) for additional interest costs associated with the early redemption of debt. These items and other excluded items are described more fully in the following pages of this release.
     For the nine months ended September 30, 2005, Devon reported net earnings of $2.0 billion or $4.22 per common share ($4.15 per diluted common share). Net earnings for the nine months ended September 30, 2004, were $1.5 billion, or $3.13 per share ($3.04 per diluted common share).
     “We had record earnings in the third quarter despite the disruptions caused by the Gulf hurricanes,” said J. Larry Nichols, chairman and chief executive officer. “Devon’s strong financial results are allowing us to expand our search for new oil and gas reserves in the United States, Canada and abroad. Through the first nine months of 2005 we have invested a record $2.6 billion, enabling us to drill 1,837 wells. This was 20 percent more wells than we drilled in the first nine months of 2004.”
Operating Highlights Include 2,000th Barnett Shale Well
     Devon drilled 644 productive wells in the third quarter of 2005 with an overall success rate of 98 percent. Operating highlights included:

•	In the third quarter, Devon began producing its 2,000th operated well in the Barnett Shale field in north Texas. Devon is the largest producer in the Barnett Shale, which is the largest natural gas field in Texas.
•	In south Texas, Devon completed its third successful well in Matagorda County. The well, in which Devon has a 100 percent working interest, is producing 22 million cubic feet of gas per day. An offset well is now drilling.
•	The company continued its drilling programs in two promising natural gas exploration areas onshore in the United States. Devon holds 200,000 net acres in the north Louisiana Bossier play and 70,000 net acres in the Arkoma shale play in eastern Oklahoma.
•	Devon continued successful delineation drilling on its Cascade and Jack lower Tertiary discoveries in the deepwater Gulf of Mexico. Production tests of both wells are planned in 2006.
•	In Canada, Devon drilled 125 wells in the Lloydminster area of Alberta, including 47 wells at Iron River. The company commenced oil production from its first new Iron River well in July. Devon acquired the Iron River acreage in the second quarter of 2005.
•	Offshore West Africa, Devon drilled two successful wells in its high impact exploration program.
Oil, Gas and NGL Sales Increase 24 Percent to $2.3 Billion
     Sales of oil, gas and natural gas liquids climbed to $2.3 billion in the third quarter of 2005. This was a 24 percent increase over third quarter 2004 sales of $1.9 billion. Higher realized oil, gas and natural gas liquids prices more than offset the production impact of property divestitures completed in 2005.
     Combined oil, gas and natural gas liquids production in the third quarter of 2005 was 598 thousand barrels of oil equivalent (Boe) per day. This compares to third quarter 2004 production of 679 thousand Boe per day. The decrease in 2005 is primarily attributable to property divestitures and, to a lesser extent, the recent hurricanes.
     Devon’s third quarter 2005 average realized natural gas price increased 38 percent to $7.13 per thousand cubic feet, compared with $5.17 per thousand cubic feet in the third quarter of 2004. The company’s third quarter 2005 average realized oil price increased 49 percent to $43.45 per barrel compared with $29.19 per barrel in the third quarter of 2004. Devon’s average realized price for natural gas liquids for the third quarter of 2005 was $32.23 per barrel, a 32 percent increase over the $24.36 per barrel realized in the comparable quarter of 2004.
     Marketing and midstream operating margin increased 24 percent to $111 million compared with $89 million in the third quarter of 2004. Marketing and midstream revenues decreased one percent to $405 million while related expenses decreased eight percent to $294 million in the third quarter of 2005.
Higher Activity Levels Reflected in Higher Unit Costs
     Lease operating expenses decreased one percent to $319 million in the third quarter of 2005 compared with the same quarter in 2004. On a unit of production basis, lease operating expenses increased 12 percent to $5.80 per Boe compared with the third quarter of 2004. The increase in per-unit expenses reflects higher transportation costs, higher ad valorem taxes and the foreign exchange effect of the weaker U.S. dollar on Devon’s Canadian operations. Power, fuel and repairs and maintenance costs also increased.
     Production taxes increased 67 percent to $81 million in the third quarter of 2005, compared with the third quarter of 2004. Higher oil and gas sales contributed to the increase in production taxes. In addition, third quarter 2004 production taxes were reduced by an $18 million adjustment related principally to previous accounting periods.
     Depreciation, depletion and amortization (DD&A) of oil and gas properties decreased seven percent to $493 million from $532 million in the third quarter of 2004. This decrease follows the decrease in production resulting from oil and gas property divestitures in the first half of 2005. The DD&A rate was $8.96 per Boe in the third quarter of 2005.
     General and administrative expenses increased to $70 million, a 20 percent increase over third quarter 2004. Higher costs relate to increased activity, a larger personnel base and increases in compensation and benefits.
     Third quarter 2005 interest expense increased 50 percent to $164 million compared with the third quarter of 2004. The increase was attributable to a $51 million charge in the 2005 quarter resulting from early redemption of long-term debt.
     Income tax expense was $395 million, or 35 percent of pre-tax earnings in the third quarter of 2005. Of total income tax expense, $203 million was current and $192 million was deferred. As a result of finalizing Devon’s 2004 tax return in the third quarter of 2005, the company accelerated the utilization of certain deferred tax benefits. This resulted in a $76 million reclassification of deferred tax benefits to reduce current tax expense in the third quarter of 2005.
$1.2 Billion of Cash Applied to Debt Reduction and Share Repurchases
     Devon retired $668 million of long-term debt with cash on hand in the third quarter of 2005. This included the early retirement of its 6.75 percent notes due in 2011 with a face value of $400 million. The company also repurchased 10.4 million shares of its common stock during the quarter for $567 million completing the 50 million share repurchase program announced in September 2004. A second 50 million share repurchase program is now under way.
     Cash flow before balance sheet changes was $1.6 billion in the third quarter of 2005. This was a 26 percent increase over the same quarter in 2004. Following the debt retirements, stock repurchases and other uses of cash in the quarter, cash and short term investments were $1.9 billion as of September 30, 2005. At September 30, 2005, Devon’s net debt to adjusted capitalization was 23 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, all of which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates for the company’s financial results. These items and their effects upon third quarter 2005 reported earnings were as follows:

•	Effects of changes in foreign currency exchange rates increased earnings $15 million pre-tax ($12 million after tax).
•	A change in fair value of derivative financial instruments decreased earnings by $134 million pre-tax ($86 million after tax). Of the pre-tax amount, $90 million was related to long-term debt and the remainder was related to oil and gas hedges that no longer qualify for hedge accounting.
•	Additional interest expense attributable to early redemption of the $400 million 6.75 percent senior notes due 2011 decreased earnings by $51 million pre-tax ($34 million after tax).
     The following table summarizes the effects of these items on earnings and income taxes. Included in the table are the tax effects of an income tax accrual adjustment and oil and gas property divestitures that did not affect net earnings.
Summary of Items Typically Excluded by Securities Analysts

(in millions)	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$(134)	(4)	(44)	(48)	(86)	(8)
Foreign exchange effect	15	—	3	3	12	—
Additional interest costs on debt retirement	(51)	(17)	—	(17)	(34)	(34)
Income tax accrual adjustment	—	(76)	76	—	—	76
Effects of oil and gas property divestitures	—	42	(42)	—	—	(42)

Totals	$(170)	(55)	(7)	(62)	(108)	(8)

     In aggregate, these items decreased third quarter 2005 net earnings by $108 million, or 25 cents per common share (24 cents per diluted share). These items and their associated tax effects decreased cash flow before balance sheet changes by $8 million.
Conference Call to be Webcast Today
     Devon will discuss its third quarter 2005 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION DATA

	Quarter Ended		Nine Months Ended
(net of royalties)	September 30,		September 30,
	2005	2004	2005	2004

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	113.9	120.8	343.5	359.7
U.S. Offshore	22.7	29.2	77.5	92.4

Total U.S.	136.6	150.0	421.0	452.1
Canada	66.7	70.1	199.8	208.4
International	2.5	2.0	7.6	7.1

Total Natural Gas	205.8	222.1	628.4	667.6

Oil (MMBbls)
U.S. Onshore	2.9	3.4	9.2	10.6
U.S. Offshore	2.7	4.1	11.1	13.8

Total U.S.	5.6	7.5	20.3	24.4
Canada	3.1	3.5	9.9	10.3
International	6.1	8.1	19.9	24.6

Total Oil	14.8	19.1	50.1	59.3

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.2	4.5	13.0	13.4
U.S. Offshore	0.3	0.4	0.8	0.9

Total U.S.	4.5	4.9	13.8	14.3
Canada	1.3	1.3	3.9	3.6
International	0.1	0.1	0.2	0.2

Total Natural Gas Liquids	5.9	6.3	17.9	18.1

Oil Equivalent (MMBoe)
U.S. Onshore	26.1	28.0	79.5	83.9
U.S. Offshore	6.8	9.4	24.8	30.1

Total U.S.	32.9	37.4	104.3	114.0
Canada	15.6	16.5	47.0	48.7
International	6.5	8.5	21.4	26.0

Total Oil Equivalent	55.0	62.4	172.7	188.7

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,238.6	1,312.8	1,258.3	1,312.9
U.S. Offshore	246.5	317.3	284.0	337.1

Total U.S.	1,485.1	1,630.1	1,542.3	1,650.0
Canada	725.3	762.2	731.7	760.5
International	26.8	21.8	27.9	26.1

Total Natural Gas	2,237.2	2,414.1	2,301.9	2,436.6

Oil (MBbls)
U.S. Onshore	31.1	36.6	33.7	38.6
U.S. Offshore	29.7	45.2	40.6	50.3

Total U.S.	60.8	81.8	74.3	88.9
Canada	34.2	38.1	36.1	37.8
International	65.8	88.4	73.0	89.7

Total Oil	160.8	208.3	183.4	216.4

Natural Gas Liquids (MBbls)
U.S. Onshore	45.7	49.7	47.7	49.0
U.S. Offshore	3.2	3.9	2.8	3.3

Total U.S.	48.9	53.6	50.5	52.3
Canada	14.2	13.7	14.2	13.1
International	0.9	0.8	0.9	0.8

Total Natural Gas Liquids	64.0	68.1	65.6	66.2

Oil Equivalent (MBoe)
U.S. Onshore	283.2	305.1	291.2	306.4
U.S. Offshore	74.0	102.0	90.7	109.7

Total U.S.	357.2	407.1	381.9	416.1
Canada	169.3	178.8	172.2	177.6
International	71.2	92.9	78.6	94.9

Total Oil Equivalent	597.7	678.8	632.7	688.6

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION DATA - RETAINED PROPERTIES

All periods exclude properties divested in 2005				YOY	Sequential
	Q3 2005	Q3 2004	Q2 2005	% Change	% Change
Total Period Production
Natural Gas (Bcf)
U.S. Onshore	113.9	113.0	113.2	1%	1%
U.S. Offshore	22.0	16.8	23.5	31%	-6%

Total U.S.	135.9	129.8	136.7	5%	-1%
Canada	66.6	60.1	61.3	11%	9%
International	2.5	2.0	2.4	25%	4%

Total Natural Gas	205.0	191.9	200.4	7%	2%

Oil (MMBbls)
U.S. Onshore	2.9	2.8	2.9	4%	0%
U.S. Offshore	2.6	2.9	3.0	-10%	-13%

Total U.S.	5.5	5.7	5.9	-4%	-7%
Canada	3.1	2.9	3.2	7%	-3%
International	6.1	8.1	7.1	-25%	-14%

Total Oil	14.7	16.7	16.2	-12%	-9%

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.2	4.3	4.4	-2%	-5%
U.S. Offshore	0.3	0.1	0.2	200%	50%

Total U.S.	4.5	4.4	4.6	2%	-2%
Canada	1.3	1.2	1.2	8%	8%
International	0.1	0.1	0.1	0%	0%

Total Natural Gas Liquids	5.9	5.7	5.9	4%	0%

Oil Equivalent (MMBoe)
U.S. Onshore	26.1	25.9	26.2	1%	0%
U.S. Offshore	6.5	5.9	7.1	10%	-8%

Total U.S.	32.6	31.8	33.3	3%	-2%
Canada	15.6	14.1	14.6	11%	7%
International	6.5	8.5	7.6	-24%	-14%

Total Oil Equivalent	54.7	54.4	55.5	1%	-1%

Average Daily Production
Natural Gas (MMcf)
U.S. Onshore	1,238.1	1,227.8	1,243.4	1%	0%
U.S. Offshore	239.8	182.3	258.8	32%	-7%

Total U.S.	1,477.9	1,410.1	1,502.2	5%	-2%
Canada	723.5	653.6	672.9	11%	8%
International	26.8	21.8	26.9	23%	0%

Total Natural Gas	2,228.2	2,085.5	2,202.0	7%	1%

Oil (MBbls)
U.S. Onshore	31.1	30.8	32.8	1%	-5%
U.S. Offshore	28.3	30.5	32.6	-7%	-13%

Total U.S.	59.4	61.3	65.4	-3%	-9%
Canada	34.2	31.8	35.0	8%	-2%
International	65.8	88.4	77.8	-26%	-15%

Total Oil	159.4	181.5	178.2	-12%	-11%

Natural Gas Liquids (MBbls)
U.S. Onshore	45.7	46.5	48.1	-2%	-5%
U.S. Offshore	3.0	1.9	2.1	58%	43%

Total U.S.	48.7	48.4	50.2	1%	-3%
Canada	14.2	13.0	13.8	9%	3%
International	0.9	0.8	0.9	13%	0%

Total Natural Gas Liquids	63.8	62.2	64.9	3%	-2%

Oil Equivalent (MBoe)
U.S. Onshore	283.2	282.0	288.2	0%	-2%
U.S. Offshore	71.1	62.6	77.8	14%	-9%

Total U.S.	354.3	344.6	366.0	3%	-3%
Canada	169.0	153.7	160.9	10%	5%
International	71.2	92.9	83.2	-23%	-14%

Total Oil Equivalent	594.5	591.2	610.1	1%	-3%

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
REALIZED PRICE DATA

	Quarter Ended		Nine Months Ended
(average realized prices)	September 30,		September 30,
	2005	2004	2005	2004

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$6.98	$5.04	$6.03	$5.04
U.S. Offshore	$8.59	$6.06	$7.33	$6.10
Total U.S.	$7.25	$5.24	$6.27	$5.26
Canada	$6.97	$5.02	$6.21	$5.04
International	$4.65	$4.73	$4.18	$3.37

Total Natural Gas	$7.13	$5.17	$6.23	$5.17

Oil ($/Bbl)
U.S. Onshore	$58.82	$31.53	$49.86	$30.44
U.S. Offshore	$33.54	$31.07	$33.35	$30.46
Total U.S.	$46.48	$31.27	$40.85	$30.45
Canada	$33.89	$23.71	$27.15	$22.75
International	$45.62	$29.63	$40.72	$28.56

Total Oil	$43.45	$29.19	$38.10	$28.32

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$29.70	$22.58	$24.95	$19.92
U.S. Offshore	$33.10	$29.01	$29.88	$25.73
Total U.S.	$29.93	$23.04	$25.23	$20.28
Canada	$40.86	$29.71	$35.76	$27.52
International	$21.07	$21.11	$23.36	$21.12

Total Natural Gas Liquids	$32.23	$24.36	$27.48	$21.72

Oil Equivalent ($/Boe)
U.S. Onshore	$41.78	$29.14	$35.94	$28.61
U.S. Offshore	$43.50	$33.74	$38.80	$33.47
Total U.S.	$42.14	$30.29	$36.61	$29.89
Canada	$40.12	$28.74	$35.02	$28.43
International	$44.20	$29.50	$39.60	$28.11

Total Oil Equivalent	$41.81	$29.78	$36.55	$29.27

BENCHMARK PRICES

	Quarter Ended		Nine Months Ended
(average prices)	September 30,		September 30,
	2005	2004	2005	2004

Benchmark Prices

Natural Gas ($/Mcf) – Henry Hub	$8.53	$5.75	$7.18	$5.81
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$63.16	$43.80	$55.43	$39.06

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES

	Quarter Ended		Nine Months Ended
(average floating price differentials from benchmark prices)	September 30,		September 30,
	2005	2004	2005	2004

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(1.52)	$(0.69)	$(1.13)	$(0.76)
U.S. Offshore	$0.25	$0.31	$0.22	$0.29
Total U.S.	$(1.23)	$(0.50)	$(0.88)	$(0.54)
Canada	$(1.34)	$(0.57)	$(0.80)	$(0.62)
International	$(2.01)	$(1.03)	$(1.63)	$(2.44)

Total Natural Gas	$(1.27)	$(0.52)	$(0.86)	$(0.58)

Oil ($/Bbl)
U.S. Onshore	$(4.34)	$(2.82)	$(4.93)	$(2.40)
U.S. Offshore	$(2.31)	$(2.06)	$(5.14)	$(1.90)
Total U.S.	$(3.35)	$(2.40)	$(5.05)	$(2.11)
Canada	$(12.88)	$(7.86)	$(14.10)	$(7.72)
International	$(6.45)	$(5.55)	$(6.99)	$(5.32)

Total Oil	$(6.65)	$(4.74)	$(7.60)	$(4.42)

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Nine Months Ended
(in millions, except per share data)	September 30,		September 30,
	2005	2004	2005	2004

Revenues

Oil sales	$643	$559	$1,908	$1,679
Gas sales	1,466	1,147	3,913	3,450
Natural gas liquids sales	190	153	492	393
Marketing & midstream revenues	405	408	1,210	1,202

Total revenues	2,704	2,267	7,523	6,724

Expenses and Other Income, net

Lease operating expenses	319	323	1,005	939
Production taxes	81	48	234	182
Marketing & midstream operating costs and expenses	294	319	921	949
Depreciation, depletion and amortization of oil and gas properties	493	532	1,528	1,587
Depreciation and amortization of non-oil and gas properties	40	40	119	109
Accretion of asset retirement obligation	12	11	35	32
General & administrative expenses	70	59	206	206
Interest expense	164	109	428	361
Effects of changes in foreign currency exchange rates	(15)	(21)	(4)	(6)
Change in fair value of derivative financial instruments	134	47	168	54
Other income, net	(27)	(17)	(179)	(54)

Total expenses and other income, net	1,565	1,450	4,461	4,359

Earnings before income tax expense	1,139	817	3,062	2,365

Income Tax Expense

Current	203	168	832	568
Deferred	192	132	270	284

Total income tax expense	395	300	1,102	852

Net earnings	744	517	1,960	1,513
Preferred stock dividends	2	2	7	7

Net earnings applicable to common stockholders	742	515	1,953	1,506

Net earnings per weighted average common shares outstanding
Basic	$1.66	$1.06	$4.22	$3.13
Diluted	$1.63	$1.03	$4.15	$3.04
Basic weighted average shares outstanding	446	485	463	482
Diluted weighted average shares outstanding	454	500	471	498

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS

(in millions)	September 30,	December 31,
	2005	2004
		(Audited)

Assets

Current assets

Cash and cash equivalents	$1,095	$1,152
Short-term investments	791	967
Accounts receivable	1,516	1,320
Fair value of derivative financial instruments	—	1
Deferred income taxes	180	289
Other current assets	177	143

Total current assets	3,759	3,872

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,207 and $3,187 excluded from amortization in 2005 and 2004, respectively	33,313	32,114
Less accumulated depreciation, depletion and amortization	14,591	12,768

Net property and equipment	18,722	19,346

Investment in Chevron Corporation common stock, at fair value	918	745
Fair value of derivative financial instruments	—	8
Goodwill	5,729	5,637
Other assets	395	417

Total Assets	$29,523	$30,025

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable:
Trade	$970	$715
Revenues and royalties due to others	519	487
Income taxes payable	108	223
Current portion of long-term debt	900	933
Accrued interest payable	94	139
Fair value of derivative financial instruments	271	399
Current portion of asset retirement obligation	56	46
Accrued expenses and other current liabilities	160	158

Total current liabilities	3,078	3,100

Debentures exchangeable into shares of Chevron Corporation common stock	705	692
Other long-term debt	5,252	6,339
Fair value of derivative financial instruments	191	72
Asset retirement obligation, long-term	617	693
Other liabilities	363	366
Deferred income taxes	5,373	5,089

Stockholders’ equity

Preferred stock	1	1
Common stock	45	48
Additional paid-in capital	7,645	9,087
Retained earnings	5,543	3,693
Accumulated other comprehensive income	1,343	930
Deferred compensation and other	(66)	(85)
Treasury stock	(567)	—

Stockholders’ Equity	13,944	13,674

Total Liabilities & Stockholders’ Equity	$29,523	$30,025

Common Shares Outstanding	444	484

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)	Nine Months Ended September 30,
	2005	2004

Cash Flows From Operating Activities

Net earnings	$1,960	$1,513
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion and amortization	1,647	1,696
Accretion of asset retirement obligation	35	32
Amortization of premiums on long-term debt, net	(2)	(4)
Effects of changes in foreign currency exchange rates	(4)	(6)
Non-cash change in fair value of derivative financial instruments	156	54
Deferred income tax expense	270	284
Net gain on sales of non-oil and gas properties	(145)	(4)
Other	39	45

	3,956	3,610

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(164)	(142)
Other current assets	(33)	(22)
Long-term other assets	28	—
Increase (decrease) in:
Accounts payable	133	176
Income taxes payable	(116)	212
Accrued interest and expenses	(53)	(129)
Long-term debt, including current maturities	(67)	12
Long-term other liabilities	(32)	(25)

Net cash provided by operating activities	3,652	3,692

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	2,150	20
Capital expenditures	(2,923)	(2,402)
Purchases of short-term investments	(3,501)	(2,442)
Sales of short-term investments	3,677	2,192

Net cash used in investing activities	(597)	(2,632)

Cash Flows From Financing Activities

Principal payments on long-term debt	(1,023)	(972)
Issuance of common stock, net of issuance costs	117	220
Repurchase of common stock	(2,129)	—
Dividends paid on common stock	(103)	(73)
Dividends paid on preferred stock	(7)	(7)

Net cash used in financing activities	(3,145)	(832)

Effect of exchange rate changes on cash	33	10
Net (decrease) increase in cash and cash equivalents	(57)	238
Cash and cash equivalents at beginning of period	1,152	932

Cash and cash equivalents at end of period	$1,095	$1,170

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Exploration Wells Drilled

U.S.	14	8	35	18
Canada	33	23	185	154
International	1	1	8	3

Total	48	32	228	175

Exploration Wells Success Rate

U.S.	64%	38%	71%	39%
Canada	79%	91%	91%	92%
International	—	—	38%	33%

Total	73%	75%	86%	85%

Development Wells Drilled

U.S.	321	312	918	820
Canada	277	138	659	472
International	13	21	32	57

Total	611	471	1,609	1,349

Development Wells Success Rate

U.S.	100%	98%	99%	98%
Canada	100%	98%	99%	95%
International	100%	100%	100%	100%

Total	100%	98%	99%	97%

Total Wells Drilled

U.S.	335	320	953	838
Canada	310	161	844	626
International	14	22	40	60

Total	659	503	1,837	1,524

Total Wells Success Rate

U.S.	98%	97%	98%	97%
Canada	97%	97%	97%	94%
International	93%	95%	88%	97%

Total	98%	97%	97%	96%

COMPANY OPERATED RIGS

	September 30,
	2005	2004

Number of Company Operated Rigs Running

U.S.	52	49
Canada	19	16
International	2	4

Total	73	69

CAPITAL EXPENDITURES DATA

	Quarter Ended	Nine Months Ended
(in millions)	September 30, 2005	September 30, 2005

Capital Expenditures

U.S. Onshore	$393	$1,089
U.S. Offshore	76	295

Total U.S.	469	1,384
Canada	389	1,326
International	55	106
Marketing & midstream	38	72
Capitalized general & administrative costs	44	135
Capitalized interest costs	16	51
Other	10	32

Total	$1,021	$3,106

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
Non-GAAP Financial Measures
     The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION

	Quarter Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2005	2004	2005	2004

Net Cash Provided By Operating Activities (GAAP)	$1,267	$1,332	$3,652	$3,692

Changes in assets and liabilities, net of effects of acquisitions of businesses	336	(65)	304	(82)

Cash flow before balance sheet changes (Non-GAAP)	$1,603	$1,267	$3,956	$3,610

     Devon believes that using net debt, defined as debt less cash and the market value of Chevron common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon believes that because cash can be used to repay indebtedness, netting cash against debt provides a clearer picture of the future demands on cash to repay debt. Included in Devon’s indebtedness are $705 million of debentures exchangeable into 14.2 million shares of Chevron common stock owned outright by Devon. As of September 30, 2005, the market value of the shares ($918 million) exceeded the related debt obligation of $705 million. Since the value of Chevron common stock held by Devon is higher than the debt obligation, Devon believes deducting the market value of the stock provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.
RECONCILIATION TO GAAP INFORMATION

(in millions)	September 30,
	2005	2004

Total debt (GAAP)	$6,857	7,955
Adjustments:
Cash and short-term investments	(1,886)	(1,761)
Market value of Chevron Corporation common stock	(918)	(761)

Net Debt (Non-GAAP)	$4,053	5,433

Total Capitalization

Total debt	$6,857	7,955
Stockholders’ equity	13,944	12,655

Total Capitalization (GAAP)	$20,801	20,610

Adjusted Capitalization

Net debt	$4,053	5,433
Stockholders’ equity	13,944	12,655

Adjusted Capitalization (Non-GAAP)	$17,997	18,088